Exhibit 99.1

N e w s   R e l e a s e

For information contact: Lisa Schultz Chief Communications Officer CNL Financial Group (407) 650-1223

CNL LIFESTYLE PROPERTIES TO HOLD QUARTERLY EARNINGS CALL

AUGUST 15, 2012

(ORLANDO, Fla.) July 30, 2012 — CNL Lifestyle Properties, Inc., a real estate investment trust (REIT) focused on lifestyle properties, will hold an earnings call for the second quarter ended June 30, 2012, on Wednesday, August 15, 2012 at 2 p.m. Eastern time. To listen to the earnings call, dial (877) 543-4121 and enter conference identification number 14508316.

About CNL Lifestyle Properties

CNL Lifestyle Properties, Inc. is a real estate investment trust that owns a portfolio of 177 properties in the United States and Canada in the lifestyle sectors. Headquartered in Orlando, Fla., CNL Lifestyle Properties specializes in the acquisition of ski and mountain lifestyle, attractions, golf, marinas, senior housing and additional lifestyle properties. For more information, visit www.CNLLifestyleREIT.com.

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